SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 3/31/2006
FILE NUMBER 811-2731
SERIES NO.: 1


72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class         $  51,535
         2.   Dividends for a second class of open-end company shares
              (000 Omitted)
              Private Investment Class    $   5,115
              Personal Investment Class   $     404
              Cash Management Class       $  15,064
              Reserve Class               $     277
              Resource Class              $   8,315
              Corporate Class             $     297

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class         $000.0250
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class    $000.0225
              Personal Investment Class   $000.0195
              Cash Management Class       $000.0242
              Reserve Class               $000.0163
              Resource Class              $000.0234
              Corporate Class             $000.0151

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class         1,892,076
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class    $ 220,977
              Personal Investment Class   $  20,899
              Cash Management Class       $ 683,667
              Reserve Class               $  19,051
              Resource Class              $ 341,386
              Corporate Class             $   8,016

74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class         $    1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class    $    1.00
              Personal Investment Class   $    1.00
              Cash Management Class       $    1.00
              Reserve Class               $    1.00
              Resource Class              $    1.00
              Corporate Class             $    1.00